THE BRINSON FUNDS 10f-3 Transactions Summary

Third Quarter 1999

U.S. Small Capitalization Growth 8/5/99 Homestore.com, Inc.

U.S. Small Capitalization Growth 8/19/99 Wink Communications

U.S. Small Capitalization Growth 9/29/99 AirGate PCS, Inc.

U.S. Small Capitalization Growth 9/29/99 Foundry Networks

Fourth Quarter 1999

U.S. Small Capitalization Growth 10/07/99 Calico Commerce, Inc.

U.S. Small Capitalization Growth 10/22/99 ViroPharma, Inc.

U.S. Small Capitalization Growth 11/19/99 CacheFlow, Inc.

U.S. Small Capitalization Growth 11/23/99 Official Payments Corp.

U.S. Small Capitalization Growth 12/10/99 eBenX, Inc.

First Quarter 2000

U.S. Small Capitalization Growth 2/2/00 Telaxis Communications

U.S. Small Capitalization Growth 2/4/00 Dobson Communications

U.S. Small Capitalization Growth 2/10/00 Cypress Communications

U.S. Small Capitalization Growth 2/11/00 VIA NET.WORKS, Inc.

U.S. Small Capitalization Growth 2/14/00 Diversa Corp.

U.S. Small Capitalization Growth 2/17/00 Apropos Technology, Inc.

U.S. Small Capitalization Growth 2/24/00 Hooper Holmes

U.S. Small Capitalization Growth 3/14/00 RADVision

U.S. Small Capitalization Growth 3/23/00 BreezeCom

U.S. Small Capitalization Growth 3/24/00 Etinuum, Inc.